SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2023

Ilustrato Pictures International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56487	27-2450645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Broadway, Suite 934 New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 917-522-3202

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 8 – Other Events

Item 8.01 Other Events

On February 13, 2023, we issued a press release concerning the incorporation of our new subsidiary, Hyperion Defence Solutions, and the employment of Chris Derbyshire and Tim Grey in the new company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Hyperion Defense Solutions has been incorporated in the United Kingdom. The company aims to provide effective capability through technology that protects the warfighter and the communities served by warfighters. Through strategic acquisitions, building strong partnerships, and leveraging a comprehensive network of trusted military veterans from both regular and Special Operations Forces (SOF), Hyperion provides their customers with a range of solutions that meets their specific requirements. Hyperion currently delivers capability in the areas of Joint Close Air Support (JCAS), Counter Improvised Explosive Device (CIED), Security Risk Management and Simulation to the global defense sector.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1 Press Release, dated February 13, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ilustrato Pictures International, Inc.

/s/ Nicolas Link

Nicolas Link, CEO

Date: February 13, 2023

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